                                                                     Exhibit 3.7

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ARTICLES OF ORGANIZATION

                                       OF

                                    ACE, LLC

             Under section 211 of the Limited Liability Company Law

         FIRST:   The name of the Limited Liability Company is ACE, LLC which was organized under the name of CRUNCH ACE, LLC.

         SECOND:  The date of filing of the Articles of Organization is 7/16/98.

         THIRD:   The amendment effected by this certificate of amendment is as follows:

                  (A) Paragraph FIFTH of the articles of organization dealing with the management of the limited liability company is hereby deleted in its entirety and replaced with the following:

                           "FIFTH:  The limited liability company is to be
managed by one or more managers."


         IN WITNESS WHEREOF, the undersigned being the sole member of ACE, LLC, has executed this certificate of amendment of the articles of organization this 24th day of September, 2003.



                                            CRUNCH FITNESS INTERNATIONAL, INC.


                                            --------------------------------

                                            By:  John W. Dwyer
                                            Title: Executive Vice President

                                                                     EXHIBIT 3.7

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ARTICLES OF ORGANIZATION

                                       OF

                                CRUNCH ACE, LLC

            Under Section 211 of the Limited Liability Company Law.

FIRST:   The name of the Limited Liability Company is:

                                CRUNCH ACE, LLC

SECOND: The Articles of Organization were filed with the Secretary of State of New York on 7-16-98.

THIRD:   The change effected by this certificate of amendment is as follows:

         To amend Paragraph FIRST, which sets forth the name of the Limited Liability Company. Paragraph FIRST shall now read as follows:

         FIRST:   The name of the Limited Liability Company is:

                                    ACE, LLC

         IN WITNESS WHEREOF, the undersigned President has executed this certificate of amendment, this 25th day of September, 1998.

                                    Crunch Fitness International, Inc.
                                    Authorized Member



                                    /s/ Doug Levine
                                    ---------------------------------------
                                        Doug Levine, President

                               CERT. OF AMENDMENT

                                       OF

                                CRUNCH ACE, LLC

                                   FILED BY;

                               PAUL CONDZAL, ESQ.
                                 880 THIRD AVE.
                                    STE. 900
                                  NY NY 10022

                    BLU-39
                    BILLED

                            ARTICLES OF ORGANIZATION

                                       OF

                                CRUNCH ACE, LLC

Under Section 203 of the Limited Liability Company Law of the State of New York

         THE UNDERSIGNED, being a natural person of at least eighteen (18) years of age and acting as the organizer of the limited liability company (the "Company") hereby being formed under Section 203 of the Limited Liability Company Law of the State of New York (the "LLCL"), certifies that

         FIRST:   The name of the Company is CRUNCH ACE, LLC.

         SECOND: The county within the State of New York in which the principal office of the Company is to be located is NEW YORK

         THIRD:   In addition to the events of dissolution set forth in ss. 701 of the LLCL, the latest date on which the Company may dissolve is 7-31-2028.

         FOURTH: The Secretary of State is designated as the agent of the Company upon whom process against the Company may be served. The post office address within or without the State of New York to which the Secretary of State shall mail a copy of any process against the Company served upon such Secretary of State is PAUL F. CONDZAL, ESQ., 880 THIRD AVE., NY NY 10022.

         FIFTH:   The Company is to be managed by MEMBERS

         IN WITNESS WHEREOF, I have subscribed these Articles of Organization and do hereby affirm the foregoing as true under penalties of perjury, this 07/16/98

                                             /s/ SHARON BABALA
                                             ----------------------------------
                                             SHARON BABALA
                                             Sole Organizer
                                             co BLUMBER OF ?????????
                                             CORPORATE SERVICES INC.
                                             423 Broadway Suite ???
                                             Albany NY ????

                            ARTICLES OF ORGANIZATION

                                       OF

                                CRUNCH ACE, LLC

Under Section 203 of the Limited Liability Company Law of the State of New York

                                     BLU-39
                                     BILLED

                                   FILED BY:

                                PAUL F. CONDZAL
                            880 3RD AVENUE, STE 900
                               NEW YORK NY 10022

                                      2